UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2012

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-2211

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2012, Mr. Eduardo Castro-Wright resigned from the Board of Directors of MetLife, Inc. (the “Company”), effective immediately. A copy of the Company’s press release regarding Mr. Castro-Wright’s resignation is attached hereto as Exhibit 99.1. A copy of Mr. Castro-Wright’s letter of resignation is attached hereto as Exhibit 99.2. Effective April 24, 2012, the Company’s Board of Directors reduced the number of Directors constituting the Board from 13 Directors to 12 Directors.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

99.1	Press release of MetLife, Inc. dated April 24, 2012 regarding resignation from the Board of Directors of Mr. Eduardo Castro-Wright.
99.2	Letter dated April 24, 2012 from Eduardo Castro-Wright to Steven A. Kandarian, Chairman of the Board, President and Chief Executive Officer of MetLife, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Christine M. DeBiase
Name: Christine M. DeBiase Title: Vice President and Secretary

Date: April 24, 2012

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

99.1	Press release of MetLife, Inc. dated April 24, 2012 regarding resignation from the Board of Directors of Mr. Eduardo Castro-Wright.
99.2	Letter dated April 24, 2012 from Eduardo Castro-Wright to Steven A. Kandarian, Chairman of the Board, President and Chief Executive Officer of MetLife, Inc.